                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                                                              JURISDICTION OF                        PERCENTAGE
                         NAME OF SUBSIDIARY                    INCORPORATION                            OWNED
                         ------------------                   ---------------                        ----------

         AHT, Inc.                                            Pennsylvania                                100
         CMC (Australia) Pty., Limited                        Australia                                   100
         CMC Concrete Accessories, Inc.                       Texas                                       100
         CMC (Europe) AG                                      Switzerland                                 100
         CMC Fareast Limited                                  Hong Kong                                   100
         CMC (International) AG                               Switzerland                                 100
         CMC International (S.E. Asia) Pte., Limited          Singapore                                   100
         CMC Oil Company                                      Texas                                       100
         CMC Receivables, Inc.                                Delaware                                    100
         CMC Steel Holding Company                            Delaware                                    100
         CMC Steel Fabricators, Inc.                          Texas                                       100
         CMC Steel IPH Company                                Delaware                                    100
         CMC Trinec Stahlhandel GmbH                          Germany                                      50
         CMC (UK) Limited                                     England                                     100
         Coil Steels Group, Pty. Ltd.                         Australia                                   100
         Cometals China, Inc.                                 Texas                                       100
         Cometals Far East, Inc.                              Texas                                       100
         Cometals (Tianjin) International Trade Co., Limited  China                                       100
         Commercial Metals - Austin Inc.                      Texas                                       100
         Commercial Metals Deutschland GmbH                   Germany                                     100
         Commercial Metals (International) AG                 Switzerland                                 100
         Commercial Metals Overseas Export (FSC) Corp.        US Virgin Islands                           100
         Commercial Metals Railroad Salvage Company           Texas                                       100
         Commercial Metals SF/JV Company                      Tennessee                                   100
         Construction Materials, Inc.                         Louisiana                                   100
         Howell Metal Company                                 Virginia                                    100
         Owen Electric Steel Company of South Carolina        South Carolina                              100
         Owen Industrial Products, Inc.                       South Carolina                              100
         Owen Joist Corporation                               South Carolina                              100
         Owen Joist of Florida, Inc.                          Florida                                     100
         Owen of Georgia, Inc.                                Georgia                                     100
         Owen Supply Company, Inc.                            South Carolina                              100
         Perth Steels Pty. Limited                            Australia                                   100
         Pyrosteel Limited, Sydney                            Australia                                    50
         Regency Advertising Agency, Inc.                     Texas                                       100
         SMI-Owen Steel Company, Inc.                         South Carolina                              100
         SMI Rebar Coating JV, Inc.                           North Carolina                              100
         SMI Steel Fabricators of Florida Inc.                Florida                                     100
         SMI Steel Fabricators of North Carolina Inc.         North Carolina                              100
         SMI Steel Inc.                                       Alabama                                     100
         Steel Products de Mexico, S.A. de C.V.               Mexico                                       99
         Structural Metals, Inc.                              Texas                                       100
         Zenith Finance and Construction Company              Texas                                       100


                                      E-73